UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2004

Kennametal Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318 (Commission File Number)	25-0900168 (IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 26, 2004, the shareowners of Kennametal Inc. (“Kennametal” or the “Company”) approved an amendment to the Kennametal Inc. Stock and Incentive Plan of 2002 (the “2002 Plan”) to increase the aggregate number of shares available for issuance under the 2002 Plan from 1,750,000 to 3,750,000. The amended 2002 Plan document is set forth in the attached Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition

On October 27, 2004, Kennametal issued a press release announcing financial results for its first quarter ended September 30, 2004.

The press release contains certain non-GAAP financial measures, including gross profit, operating expense, operating income (loss), net income and diluted earnings per share in each case excluding special items. The special items include: restructuring charges and Widia integration costs. Kennametal management excludes these items in measuring and compensating internal performance to more easily compare the Company’s financial performance period to period. We believe investors should have available the same information that management uses to measure and compensate performance. Kennametal management believes that presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current, past and future periods.

In addition to the items above, the press release also contains free operating cash flow, debt-to-capital, and adjusted return on invested capital as defined below:

Free Operating Cash Flow

Free operating cash flow is a non-GAAP financial measure and is defined as cash provided by operations (in accordance with GAAP) less capital expenditures plus proceeds from disposals of fixed assets. Free operating cash flow is considered to be an important indicator of Kennametal’s cash generating capability because it better represents cash generated from operations that can be used for strategic initiatives (such as acquisitions), dividends, debt repayment and other investing and financing activities.

Debt-to-Capital

Debt-to-equity in accordance with GAAP is defined as total debt divided by Shareowners’ equity. Debt-to-capital is a non-GAAP financial measure and is defined by Kennametal as total current and long term debt divided by total Shareowner’s equity plus minority interest plus total debt. Management believes that these financial measures provide additional insight into the underlying capital structuring and performance of the Company.

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital is a non-GAAP financial measure and is defined as the previous 12 months net income, adjusted for interest expense and special items, divided by the sum of the previous 12 months average balances of debt, securitized accounts receivable, minority interest and shareowners’ equity. Management believes that this financial measure provides additional insight into the underlying capital structuring and performance of the Company.

A copy of the Company’s earnings announcement is furnished under Exhibit 99.1 attached hereto. Reconciliations of the above non-GAAP financial measures are included in the earnings announcement.

Additionally, during our quarterly teleconference we may use various other non-GAAP financial measures to describe the underlying operating results. Accordingly, we have compiled below certain reconciliations as required by Regulation G.

Primary Working Capital

Primary working capital is a non-GAAP presentation and is defined as accounts receivable, net plus inventories, net minus accounts payable. The most directly comparable GAAP measure is working capital, which is defined as current assets less current liabilities. We believe primary working capital better represents Kennametal’s performance in managing certain assets and liabilities controllable at the business unit level and is used as such for internal performance measurement.

EBIT

EBIT is an acronym for Earnings Before Interest and Taxes and is not a calculation in accordance with GAAP. The most directly comparable GAAP measure is net income. However, we believe that EBIT is widely used as a measure of operating performance and we believe EBIT to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBIT for restructuring charges, interest income, and other items.

EBITDA

EBITDA is an acronym for Earnings Before Interest, Taxes, Depreciation and Amortization and is not a calculation in accordance with GAAP. The most directly comparable GAAP measure is net income. However, we believe that EBITDA is widely used as a measure of operating performance and we believe EBITDA to be an important indicator of the Company’s operational strength and performance. Nevertheless, the measure should not be considered in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Additionally, Kennametal will adjust EBITDA for restructuring charges, interest income, and other items.

Adjusted Sales

Kennametal adjusted sales as reported under GAAP for specific items including acquisitions and foreign currency translation. Management believes that adjusting the sales as reported under GAAP provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.

Adjusted Gross Profit

Kennametal adjusted gross profit as recorded under GAAP for specific items including Widia integration and restructuring charges. Management believes that the adjusted gross profit information is an important indicator of the Company’s underlying operating performance.

Operating Expense Reconciliation

Kennametal adjusted operating expense as reported under GAAP for Widia integration costs and foreign exchange. Management believes that the adjusted operating expense provides additional insight into the underlying operations. Management uses this information in reviewing operating performance and in the determination of compensation.

SUPPLEMENTAL INFORMATION AND RECONCILIATIONS

FINANCIAL HIGHLIGHTS

RECONCILIATION OF PRIMARY WORKING CAPITAL TO GAAP WORKING CAPITAL
(Unaudited)

	September 30,
	2004	2003
Current assets	$820,187	$768,634
Current liabilities	483,485	316,606

Working capital in accordance with GAAP	336,702	452,028
Excluded items:
Cash and cash equivalents	(28,688)	(14,720)
Deferred income taxes	(96,144)	(86,888)
Other current assets	(37,178)	(47,003)

Total excluded current assets	$(162,010)	$(148,611)
Adjusted current asset	658,177	620,023
Short-term debt, including notes payable	(116,446)	(11,375)
Accrued liabilities	(220,496)	(197,578)

Total excluded current liabilities	$(336,942)	$(208,953)
Adjusted current liabilities	146,543	107,653
Primary working capital	$511,634	$512,370

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FINANCIAL HIGHLIGHTS (Continued)

KENNAMETAL INC. EBIT RECONCILIATION (Unaudited)

	Quarter Ended
	September 30,
	2004	2003
Net income, as reported	$22,720	$8,764
As % of Sales	4.3%	2.0%
Add back:
Interest	6,456	6,600
Taxes	13,330	4,452

EBIT	42,506	19,816
Additional adjustments:
Minority interest	977	695
Restructuring and asset impairment charges (1)	—	3,393
Widia integration	—	1,559
Interest income	(689)	(436)
Securitization fees	580	397

Adjusted EBIT	$43,374	$25,424

Adjusted EBIT As % of Sales	8.2%	5.7%
Depreciation Expense	14,931	14,881
Intangible Amortization	537	470

Adjusted EBITDA	$27,906	$10,073

(1)	Includes charges in cost of goods sold and restructuring expense.

-more-

FINANCIAL HIGHLIGHTS (Continued)

MSSG SEGMENT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
Sales, as reported	$315,870	$271,129
Foreign currency exchange	(10,038)	—

Adjusted sales	$305,832	$271,129

MSSG EBIT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
MSSG operating income, as reported	$38,872	$23,502
As % of sales	12.3%	8.7%
Other income	349	264

EBIT	39,221	23,766
Adjustments:
MSSG restructuring (1)	—	3,393
Widia integration	—	1,511

EBIT, excluding special charges	$39,221	$28,670

As % of sales	12.4%	10.6%

(1)	Includes charges in cost of goods sold and restructuring expense.

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FINANCIAL HIGHLIGHTS (Continued)

AMSG SEGMENT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
Sales, as reported	$117,886	$93,631
Foreign currency exchange	(2,194)	—

Adjusted sales	$115,692	$93,631

AMSG EBIT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
AMSG operating income, as reported	$14,533	$11,822
As % of sales	12.3%	12.6%
Other income	87	113

EBIT	14,620	11,935
Adjustments:
Widia integration	—	48

EBIT, excluding special charges	$14,620	$11,983

As % of sales	12.4%	12.8%

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FINANCIAL HIGHLIGHTS (Continued)

J&L SEGMENT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
Sales, as reported	$61,417	$48,139
Foreign currency exchange	(679)	—

Adjusted sales	$60,738	$48,139

J&L EBIT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
J&L operating income, as reported	$5,721	$2,685
As % of sales	9.3%	5.6%
Other (expense)	(5)	—

EBIT	5,716	2,685
Adjustments:	—	—

EBIT, excluding special charges	$5,716	$2,685

As % of sales	9.3%	5.6%

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FINANCIAL HIGHLIGHTS (Continued)

FSS SEGMENT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
Sales, as reported	$36,263	$31,676
Foreign currency exchange	(121)	—

Adjusted sales	$36,142	$31,676

FSS EBIT (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
FSS operating income / (loss), as reported	$120	$(281)
As % of sales	0.3%	-0.9%
Other income	—	2

EBIT	120	(279)
Adjustments:	—	—

EBIT, excluding special charges	$120	$(279)

As % of sales	0.3%	-0.9%

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RECONCILIATION TO GAAP – GROSS PROFIT (Unaudited)

	Quarter Ended		Quarter Ended
	September 30,		September 30,
		As a %		As a %
	2004	of Sales	2003	of Sales
Gross Profit	$173,395	32.6%	$144,107	32.4%
Widia integration and restructuring charges	—	0.0%	2,954	0.7%

Gross Profit, excluding special items	$173,395	32.6%	$147,061	33.1%

OPERATING EXPENSE RECONCILIATION (Unaudited):

	Quarter ended	Quarter ended
	September 30, 2004	September 30, 2003
Operating expense, as reported	$130,949	$121,239
Widia integration costs	—	(1,448)

Operating expense, excluding special items	130,949	119,791
Less:
Unfavorable foreign exchange	3,099	—

Operating expense, excluding special items and foreign exchange	$127,850	$119,791

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Kennametal Inc. Stock and Incentive Plan of 2002 (as amended on October 26, 2004)

99.1	Fiscal 2005 First Quarter Earnings Announcement

-end-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: October 27, 2004	By:	/s/ Timothy A. Hibbard

Timothy A. Hibbard
Corporate Controller and Chief Accounting Officer